UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2022 (the “Closing Date”), Clean Energy Fuels Corp. (the “Company”) and its wholly-owned direct subsidiary Clean Energy (“Borrower”) entered into that certain Senior Secured First Lien Term Loan Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto (“Lenders”) and Riverstone Credit Management LLC, as the administrative agent for the Lenders and collateral agent for the secured parties (“Agent”), pursuant to which the Lenders funded a $150,000,000 senior secured term loan (the “Senior Term Loan”). The proceeds of the Senior Term Loan were or will be used to repay certain existing indebtedness of the Company, Borrower and their subsidiaries, to finance permitted investments from time to time, to pay transaction costs related to the Credit Agreement and for other general corporate purposes. All defined terms not otherwise defined herein shall have the meanings given such terms in the Credit Agreement. The Senior Term Loan matures on December 22, 2026 (the “Maturity Date”). The Senior Term Loan bears interest at (a) SOFR or (b) the greater of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 0.50% , and (iii) the one-month SOFR rate (the “ABR Rate”), at the option of the Company, plus a margin of (x) 6.50% from Closing Date through the second anniversary of the Closing Date and 7.25% thereafter, each in the case of SOFR, and (y) 5.50% from Closing Date through the second anniversary of the Closing Date and 6.25% thereafter, each in the case of the ABR Rate, with a SOFR floor of 1.50% and an ABR Rate floor of 2.50%. The Borrower is also obligated to pay other customary facility fees for credit facilities of the similar size and type.

Borrower may elect to prepay all or any portion of the amounts owed prior to the Maturity Date. The Senior Term Loan is also subject to customary mandatory prepayments. Voluntary and mandatory prepayments and all other payments of the Senior Term Loan are subject to a call premium in the amount of 2% of the amount being prepaid from the one-year anniversary of the Closing Date to the date that is eighteen months after the Closing Date, 2.5% of the amount being prepaid after the date that is eighteen months after the Closing Date to the date that is twenty-four months after the Closing Date, and 3% of the amount being prepaid at any time thereafter. No call premium applies to any prepayment of the Senior Term Loan made prior to the first anniversary of the Closing Date. Pursuant to the Credit Agreement, the obligations of the Company and Borrower are guaranteed by certain of their subsidiaries that, on the Closing Date, together with the Company and Borrower, entered into a Guarantee and Collateral Agreement in favor of the Agent on behalf of secured parties (the “Security Agreement”). Pursuant to the Security Agreement, the Company and its subsidiaries party thereto granted the Agent a security interest in substantially all of its personal property, rights and assets to secure the payment of all amounts owed to secured parties under the Credit Agreement. Certain material subsidiaries of the Company will be required to join as a party to the Security Agreement from time to time after the Closing Date.

The Senior Term Loan requires the Borrower, the Company and their subsidiaries, on a consolidated basis, to comply with a maximum total leverage ratio, a minimum interest coverage ratio and a minimum liquidity test. In addition, the Senior Term Loan contains customary representations and warranties and affirmative and negative covenants, including covenants that limit or restrict the Company, the Borrower and their subsidiaries’ ability to incur liens, incur indebtedness, dispose of assets, make investments, make certain restricted payments, merge or consolidate and enter into certain speculative hedging arrangements. The Senior Term Loan includes a number of events of default, including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults, material judgment defaults, and material breaches of material contracts. If any event of default occurs (subject, in certain instances, to specified grace periods), the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Senior Term Loan may become due and payable immediately.

The foregoing description of the Credit Agreement and the Security Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement and the Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by reference.

Item  8.01 Other Events.

On December 28, 2022, the Company issued a press release announcing the entry into the Credit Agreement which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Senior Secured First Lien Term Loan Credit Agreement dated December 22, 2022, among Clean Energy Fuels Corp, Clean Energy, the lenders from time to time party thereto, and Riverstone Credit Management LLC, as the administrative agent for the lenders and collateral agent for the secured parties.
10.2	Guarantee and Collateral Agreement dated December 22, 2022, among Clean Energy Fuels Corp, Clean Energy, and each of the other Grantors in favor of Riverstone Credit Management LLC, as collateral agent for the secured parties.
99.1	Press Released dated December 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2022	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer